UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported August 3, 2009): August 4, 2009

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The Colonial BancGroup, Inc. (BancGroup) filed a press release today confirming that federal agents associated with the Special Inspector General for the Troubled Asset Relief Program executed a search warrant on Monday, August 3, 2009, at BancGroup’s Mortgage Warehouse Lending Division located on East Pine Street in Orlando, Florida. BancGroup is cooperating in the investigation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit
99.1	Press Release Clarifying Information About Search Warrant

This report and the information incorporated by reference contain “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “could,” “outlook,” “potential,” “would,” “anticipates,” and the negative of these terms and similar expressions as they relate to BancGroup (including its subsidiaries and its management), are intended to identify forward-looking statements. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s Securities and Exchange Commission (the “SEC”) reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com ), the following factors, among others, could cause actual results to differ materially from forward-looking statements, and future results could differ materially from historical performance. These factors are not exclusive:

•	continued deterioration in Colonial Bank’s financial condition, including losses in our loan portfolio greater than estimated or expected;

•	failure to close on the pending sale of 21 branch offices of Colonial Bank located in Nevada pursuant to the asset purchase agreement with Global Consumer Acquisition Corporation (GCAC);

•	imposition of regulatory conditions or requirements on either BancGroup or GCAC that could make consummation of the transaction impracticable;

•

an inability to raise additional capital on terms and conditions that are satisfactory, including failure to receive final approval and actual funding from the U.S. Treasury Department’s Capital Purchase Program;

•

failure to comply with recent regulatory orders, including the Cease and Desist Orders signed with the FDIC and the Alabama State Banking Department (Department) effective June 15, 2009, and with the Federal Reserve and Department effective July 22, 2009, and additional regulatory measures that could be imposed as a result;

•	possible inability of the Company to continue as a going concern;

•	the impact of current economic conditions and the results of our operations on our ability to borrow additional funds to meet our liquidity needs;

•

economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable or take longer to recover than expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments and fair values of assets;

•	continued or sustained deterioration of market and economic conditions or business performance could increase the likelihood that we would have an additional goodwill impairment charge;

•	deposit attrition, customer loss or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic and operating plans for 2009 and beyond, including a reduction in assets to improve capital ratios;

•	the anticipated savings and revenue enhancements from the Colonial 1st program may not be achieved in their entirety or accomplished within our expected time frame;

•	natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state legislative and regulatory changes;

•	current or future litigation, regulatory investigations, proceedings, inquiries or directives;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	unanticipated litigation or claims;

•	changes in the securities markets;

•	acts of terrorism or war; and

•

details of the recently enacted Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the Homeowner Affordability and Stability Plan and various announced and unannounced programs implemented by the U.S. Treasury Department and bank regulators to address capital and liquidity concerns in the banking system are still being finalized and may have a significant effect on the financial services industry and BancGroup.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/s/ SARAH H. MOORE
Sarah H. Moore
Senior Executive Vice President and Chief Financial Officer

Date: August 4, 2009

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